Exhibit 16.1

March 26, 2019

Securities and Exchange Commission

100 F Street N.E. Washington DC 20549

Re: Future Fintech Group Inc.

Dear Sirs/Madams:

We have received a copy of the statements being made by Future FinTech Group Inc. in Item 4.01 of its Form 8-K dated March 25, 2019 and captioned “Dismissal of Independent Registered Public Accounting Firm.”

We agree with the statements contained therein concerning our firm.

Sincerely,

Yu Certified Public Accountant PC

Certified Public Accountants

99 Madison Avenue, Suite 601, New York NY 10016

Tel: 646-430-5761

Email: Info@ywlcpa.com